UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2021

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment Number 3 to Term Loan Agreement

On August 30, 2021, Hall of Fame Resort & Entertainment Company (the “Company”) entered into Amendment Number 3 to Term Loan Agreement (“Amendment Number 3”) among the Company, HOF Village Newco, LLC, certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), in favor of Aquarian Credit Funding LLC, as administrative agent (the “Administrative Agent”), and Investors Heritage Life Insurance Company (“Remaining Lender”), and Lincoln Benefit Life Company (“Lincoln Lender”), as lenders (the “Lenders”), which amends the Term Loan Agreement, dated as of December 1, 2020, among the Borrowers, the Administrative Agent and the Lenders, as amended by the Amendment Number 1 to Term Loan Agreement dated January 28, 2021, and Amendment Number 2 to Term Loan Agreement dated February 15, 2021 (the “Term Loan Agreement”).

In connection with the closing of Amendment Number 3, the Borrowers prepaid (in addition to certain interest) $20.0 million (the “Prepayment”) in respect of the $40.0 million existing outstanding principal balance of the term loan under the Term Loan Agreement (the “Term Loan”) resulting in an updated outstanding principal balance of the Term Loan of $20.0 million. The Borrowers made the Prepayment by prepaying in its entirety the Promissory Note, dated December 1, 2020, made by Borrowers to Lincoln Lender in connection with the Term Loan Agreement. Amendment Number 3 amended the Term Loan Agreement to remove Lincoln Lender as a Lender in connection with the Borrowers’ repayment of Lincoln Lender. Under Amendment Number 3, each of Administrative Agent and Remaining Lender acknowledge and agree that, notwithstanding that the Term Loan Agreement requires that prepayments shall be pro rata, as between the Lenders, in connection with the Borrowers’ repayment in full of Lincoln Lender, Remaining Lender will not require a simultaneous pro rata repayment of amounts it is owed under the Term Loan Agreement.

Amendment Number 3 is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Amendment Number 4 to Term Loan Agreement

Also on August 30, 2021, the Company entered into Amendment Number 4 to Term Loan Agreement (“Amendment Number 4”) among the Company, HOF Village Newco, LLC, certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), in favor of the Administrative Agent and Remaining Lender, which amends the Term Loan Agreement, as amended by Amendment Number 3 (the “Amended Term Loan Agreement”). Amendment Number 4 makes certain changes to the Amended Term Loan Agreement, including among other things: (i) extending the maturity of the Term Loan to March 1, 2022, and (ii) removing a deadline for the Company to obtain a commitment for financing of Phase II of the Company’s development plan. In connection with the extension of the maturity of the Term Loan, the Company deposited interest for the extended term in the Interest Reserve Account (as defined in the Amended Term Loan Agreement). Amendment Number 4 also includes consent of the Administrative Agent and Lenders to the Borrowers entering into certain agreements with the Stark County Port Authority as related to the final phase of the youth fields construction and the construction of the Constellation Center for Excellence, both of which are continuations of the ongoing efforts to realize sales tax savings for the project using the customary leaseback structure currently in place for the youth fields and other components of the Company’s development project.

In connection with Amendment Number 4, the Company paid customary lender and administrative agent fees upon the effectiveness of Amendment Number 4. In addition, in connection with Amendment Number 4, the Company will reimburse expenses of the Administrative Agent.

Amendment Number 4 is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Amendment Number 3 to Term Loan Agreement, dated as of August 30, 2021 among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, certain of its subsidiaries, Aquarian Credit Funding LLC, and the Lenders party thereto
10.2*	Amendment Number 4 to Term Loan Agreement, dated as of August 30, 2021 among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, certain of its subsidiaries, Aquarian Credit Funding LLC, and the Lenders party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules or attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: September 1, 2021

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